                                                                    EXHIBIT 99.1


[WHITEHALL JEWELLERS, INC. LOGO]
                                                                    NEWS RELEASE

================================================================================
                                              For:     Whitehall Jewellers, Inc.
                                              Contact: John R. Desjardins
                                                       Executive Vice President,
                                                       Chief Financial Officer
FOR IMMEDIATE RELEASE                                  TX: 312/762-9751
---------------------

                 WHITEHALL JEWELLERS REPORTS FOURTH QUARTER AND
                        FISCAL YEAR END FINANCIAL RESULTS

         FEBRUARY 2004 COMP STORE SALES UP 10.4% OVER PRIOR YEAR PERIOD

                           ---------------------------

Chicago, Illinois, March 23, 2004 -- Whitehall Jewellers, Inc. (NYSE:JWL) today reported financial results for the fourth quarter and fiscal year ended January 31, 2004.

For the fiscal fourth quarter, the Company reported net sales of $136.6 million, compared to $128.4 million in the prior year quarter. Net income for the fourth quarter was $5.9 million, or $0.42 per share, compared to net income of $14.5 million, or $1.00 per share, for the prior year period. Comparable store sales increased 6.0% in the fourth quarter compared to a 4.0% decrease for the same period last year.

For the fiscal year ended January 31, 2004, the Company reported total net sales of $344.7 million, compared to $341.0 million last year. Net loss was $7.1 million, or $0.51 per share, versus net income of $9.7 million, or $0.64 per share, for fiscal 2002. Comparable store sales decreased 0.6% for the fiscal year compared to a 1.9% decrease for the prior fiscal year.

Fourth quarter expenses were significantly higher than last year, primarily as a result of two items arising from the previously disclosed matters relating to Capital Factors civil litigation, the SEC inquiry and the U.S. Attorney investigation. Professional fees increased by approximately $8.6 million ($5.8 million after tax) or $0.41 per share in the quarter over the prior year. In addition, the Company accrued a reserve of $6.0 million ($4.0 million after tax) or $0.29 per share in connection with the Capital Factors related matters. These two items resulted in an increase in expenses totaling $14.6 million ($9.8 million after tax) or $0.70 per share for the quarter.

As previously disclosed, on October 29, 2003, the Company entered into a letter agreement with its bank group which clarified and supplemented the Revolving Credit Agreement with respect to the Capital Factors civil litigation, the SEC inquiry and the U.S. Attorney investigation. As of March 23, 2004, the Company and the bank group entered into (i) a new letter agreement which rescinded the October 29, 2003 letter agreement, and (ii) an amendment to the Revolving Credit Agreement. These new agreements acknowledge that, as of March 23, 2004, the Capital Factors litigation, the SEC inquiry and the U.S. Attorney investigation have not resulted in a default under the Revolving Credit Agreement and include several additional provisions.



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The Company continues to cooperate fully with the U.S. Attorney and the SEC.
While the Company's professional fees are continuing, they have been significantly lower since the end of the fiscal year.

Over the last several months the Company has made numerous changes to enhance its corporate governance, including changing the composition of its Board of Directors to increase the percentage of independent directors and hiring a Director of Internal Audit who reports directly to the Chairman of the Audit Committee. The Company is in the process of interviewing candidates for the newly created position of Chief Operating Officer and filling the position of Executive Vice President of Merchandise. Later this year, the Company will commence a search for a General Counsel. The Company continues to review and make improvements to various procedures, policies and controls.

Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "We're pleased with the sales momentum we generated in the second half of 2003, including a solid Christmas season. Led by a strong Valentine's Day, Whitehall's February comparable store sales were up 10.4% compared to a decline of 4.6% last year."

Patinkin continued, "In 2004, we will continue to focus on the sales initiatives which we successfully introduced last year. This year we are introducing programs which are designed to improve gross margin. Indeed, in January of this year we implemented several margin improvement initiatives."

The Company closed four stores in the fourth quarter. During the fiscal year ended January 31, 2004 the Company opened 21 stores and closed a total of 11 stores.

Management will discuss fourth quarter and year-end results during a conference call this morning at 9:00 a.m. EST. Call Susan Weber at 312-762-0292 to reserve a space on the call or dial in to the conference call at 1-888-789-0150. This call will also be broadcast live on the Internet at www.whitehalljewellers.com.

ABOUT WHITEHALL JEWELLERS

Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 384 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

SAFE HARBOR STATEMENT

This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties



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materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors; (3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business; (6) the extent and success of our marketing and promotional programs; (7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers;
(11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) developments relating to the consolidated Capital Factors actions and the related SEC and U.S. Attorney's office investigations, and shareholder and other civil litigation including the impact of such developments on our results of operations and financial condition and relationship with our lenders or with our vendors; (16) regulation affecting the industry generally, including regulation of marketing practices; (17) the successful integration of acquired locations and assets into our existing operations; and (18) the risk factors identified from time to time in our filings with the SEC.

                              - tables to follow -



                                       3
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                            WHITEHALL JEWELLERS, INC.
                            STATEMENTS OF OPERATIONS
     FOR THE THREE MONTHS AND TWELVE MONTHS ENDED JANUARY 31, 2004 AND 2003
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    Three Months Ended                            Twelve Months Ended
                                            January 31, 2004   January 31, 2003         January 31, 2004        January 31, 2003
                                            ----------------   ----------------         -----------------       -----------------
Net sales                                      $ 136,595           $ 128,375                $ 344,655                $ 341,037

Cost of sales (including buying and
occupancy expenses)                               77,745              72,881                  217,622                  213,242
                                               ---------           ---------                ---------                ---------
   Gross profit                                   58,850              55,494                  127,033                  127,795
Selling, general and administrative
      expenses                                    32,837              29,372                  114,624                  104,891
Professional fees and other charges               16,555               1,987                   19,302                    2,899
                                               ---------           ---------                ---------                ---------
   Income (loss) from operations                   9,458              24,135                   (6,893)                  20,005

Interest expense                                     770               1,050                    4,110                    4,341
                                               ---------           ---------                ---------                ---------
   Income (loss) before income taxes               8,688              23,085                  (11,003)                  15,664


Income tax expense (benefit)                       2,833               8,628                   (3,861)                   5,970
                                               ---------           ---------                ---------                ---------

   Net income (loss)                           $   5,855           $  14,457                $  (7,142)               $   9,694
                                               =========           =========                =========                =========

Basic earnings per share:
   Net income (loss)                           $    0.42           $    1.01                $   (0.51)               $    0.67
                                               =========           =========                =========                =========

   Weighted average common
      share and common share
      equivalents                                 13,925              14,275                   14,098                   14,545
                                               =========           =========                =========                =========

  Diluted earnings per share:
    Net income (loss)                          $    0.42           $    1.00                $   (0.51)               $    0.64
                                               =========           =========                =========                =========
     Weighted average common
        share and common share
        equivalents                               14,089              14,424                   14,098                   15,038
                                               =========           =========                =========                =========

                                    - more -




             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com

                            WHITEHALL JEWELLERS, INC.
                                 BALANCE SHEETS
                            (UNAUDITED, IN THOUSANDS)


                                                        January 31, 2004     January 31, 2003
                                                        ----------------     -----------------
               ASSETS
Current Assets:
      Cash                                                  $   1,901            $   2,048
      Accounts receivable, net                                  2,544                1,621
      Merchandise inventories                                 206,146              196,694
      Other current assets                                        875                1,470
      Current income tax benefit                                2,255                  ---
      Deferred income taxes, net                                4,709                2,627
      Deferred financing costs                                    261                  510
                                                            ---------            ---------
           Total current assets                               218,691              204,970

Property and equipment, net                                    60,948               61,634
Goodwill, net                                                   5,662                5,662
Deferred financing costs                                          654                  213
                                                            ---------            ---------
           Total assets                                     $ 285,955            $ 272,479
                                                            =========            =========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Revolver loans                                        $  80,340            $  94,490
      Current portion of long-term debt                           640                4,500
      Accounts payable                                         60,538               26,784
      Customer deposits                                         3,601                3,454
      Accrued payroll                                           4,457                3,282
      Income taxes payable                                        ---                3,303
      Other accrued expenses                                   21,906               11,380
                                                            ---------            ---------
           Total current liabilities                          171,482              147,193

      Long-term debt                                              ---                  640
      Other long-term liabilities                               3,535                3,138
      Deferred income tax, net                                  3,638                3,607
                                                            ---------            ---------
           Total liabilities                                  178,655              154,578

Commitments and contingencies

Stockholders' equity:
      Common stock                                                 18                   18
      Class B common stock                                        ---                 ----
      Additional paid-in capital                              106,051              105,795
      Retained earnings                                        40,883               48,025
                                                            ---------            ---------
                                                              146,952              153,838
                                                            ---------            ---------
           Less: Treasury stock, at cost
           (4,134,143 and 3,822,637 shares,
           respectively)                                      (39,652)             (35,937)

                                                            ---------            ---------
           Total stockholders' equity
                                                              107,300              117,901
                                                            ---------            ---------
           Total liabilities and stockholders'
           equity                                           $ 285,955            $ 272,479
                                                            =========            =========


                                      # # #


             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com